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                                                                   Exhibit 10.44

                                      Lease

     This Lease entered into this November 1, 2001, by and between XL Realty Inc., hereinafter referred to as the "Landlord", whose mailing address is 10315 102nd Terrace, Sebastian, FL 32958, and eMerge Interactive, Inc., hereinafter referred to as the "Tenant", whose mailing address is 10305 102nd Terrace, Sebastian, Florida 32958.

                                    Article I
                                Tenant's Exhibits

     Attach tenant's exhibits that are to be made part of this lease.

                                   Article II
                          Leased Premises, Term And Use

Section 2.1 Leased Premises

     Landlord hereby leases to Tenant, and Tenant hereby rents from Landlord, the following described Premises, hereinafter referred to as the "Premises" at 10305 102nd Terrace in Indian River County, Florida, which consists of approximately 41,686 square feet of space.

Section 2.2 Roof and Walls

     Landlord shall have the exclusive right to use all or part of the roof, side and rear walls of the Premises for any purpose, including but not limited to erecting signs or other structures thereon and erecting aids to the construction and installation of the same. Tenant shall have no right whatsoever in the exterior of the exterior walls or the roof of the Premises, except as provided in Section 5.2.

Section 2.3 Term

     The term of this lease shall be for a period of Two (2) years commencing on April 1, 2001 and ending on March 31, 2003, unless sooner terminated as herein provided.

Section 2.4 Use of the Premises

The Premises shall be lawfully occupied and used by Tenant solely for the purposes of conducting the business of eMerge and for no other use or purpose, absent the express written consent of Landlord or Landlord's Agent.

Section 2.5 Exclusion of Warranty

     Landlord has not made an inspection of the premises or of any property or fixture or other item constituting a portion thereof, and landlord makes no warranty or representation, , other than provided for in Exhibit A -- with respect to the same or the location, use, description, design, merchantability, fitness for use for any particular purposes, condition or durability thereof, or as to the quality of workmanship therein, or as to the landlord's title thereto or ownership thereof or otherwise. The provisions of this section 2.5 have been negotiated and are intended to be a complete exclusion and negation of any warranties by landlord, expressed or implied, with respect to the premises or any property or fixture or other item constituting a portion thereof, whether arising pursuant to the uniform commercial code or any other law now or hereafter in effect or otherwise.

Section 2.6 Net Lease

     This Lease is a net lease and any present or future law to the contrary not withstanding shall not terminate except as otherwise expressly provided herein, nor except as otherwise expressly provided in this Lease shall the obligations of Tenant be affected, by reason of: any damage to or destruction of the Premises; any taking of the Premises or any part of the Landlord's Tract by condemnation or otherwise; any prohibition, limitation, restriction or prevention of Tenant's use occupancy or enjoyment by any person; any eviction by paramount title or otherwise; any default by Landlord hereunder or under any other agreement; the impossibility or illegality of performance by

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Landlord, Tenant or both; any action of any governmental authority; or any other cause. The parties intend that the obligations of Tenant hereunder shall be separate and independent covenants and agreements, and shall continue unaffected unless such obligations shall have been modified or terminated pursuant to an express provision of this Lease.

                                   Article III
                            Intentionally Left Blank



                                   Article IV

                                      Rent

Section 4.1 Minimum Rent

     Tenant covenants and agrees to pay to Landlord without notice or demand, at Landlord's Notice Address, as specified in Section 24.7 hereof, as rent for the Premises:

     Minimum Annual Rent of Three Hundred Fifty Five Thousand Nine Hundred Ninety Eight Dollars and Fifty-Eight Cents ($355,998.48) per annum payable monthly on the first day of each and every month during the term hereof, in equal monthly installments of:

Monthly Rent of $29,666.54

in advance, upon the Commencement Date (such monthly installments being hereafter called "Minimum Monthly Rent"), plus applicable governmental sales tax thereupon.

The Base Period for this Lease shall be 4/1/01 to 3/31/03

Section 4.2 Late Payment Penalty Charges

     Any rent or other amounts, all of which shall also be regarded as constituting rent under this Lease, to be paid by Tenant which are not paid within five (5) days after the date due, shall incur a late payment penalty charge of Twenty-Five Dollars ($25.00) or Five Percent of the amount due, per day, whichever is greater, for each and every day after five (5) day period.

     Landlord shall be entitled to receive from Tenant a service charge in the amount of Fifty Dollars ($50.00) in the event that any check or similar instrument presented by Tenant in payment of an obligation hereunder shall be dishonored by the financial institution on which it is drawn upon initial presentment for payment.

     Late payment penalty and service charge set forth in this Section 4.2 of this Lease shall also be regarded by the parties as being additional rent.

     If, during this term of this Lease, checks or other instruments provided by Tenant to Landlord in payment of Tenant's obligations hereunder shall be twice dishonored by the financial institution on which they are drawn, regardless of whether the instrument so dishonored is the same or another such instrument, then Landlord shall have the right to demand that all future payments by Tenant be made by cashier's check, bank check, certified check or

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money order drawn upon a financial institution, entity or company acceptable to
Landlord.

Section 4.4 Real Estate Taxes

     Landlord shall pay or cause to be paid all Real Estate Taxes (as here defined) assessed or imposed upon Landlord or Tract that become due and payable during the Lease Term.

     Definition. As used in this Section 4.5 the term "Real Estate Taxes" shall mean and include all real estate taxes, public and governmental charges and assessments, including all extraordinary or special assessments, all costs and fees including reasonable attorney's fees incurred by Landlord in contesting or negotiating with public authorities with respect to any of the above, and all sewer and other taxes and charges, but shall not include taxes on Tenant's machinery, equipment, inventory or other personal property or assets of Tenant. Tenant hereby agrees to promptly pay all taxes upon or attributable to such excluded property without apportionment.

     Tenant's Share. Tenant shall pay to Landlord, as additional rent, its proportionate share of all Real Estate Taxes upon Landlord's Tract that become due and payable during the lease Term, such proportionate share to be prorated for periods at the beginning and end of the Lease Term that do not constitute full calendar months or years. Tenant's proportionate share of any such taxes shall be that portion of such taxes which bears the same ratio to the total Real Estate Taxes on Landlord's Tract as the floor area of the Premises bears to the rentable floor area on Landlord's Tract (hereinafter called "Rentable Floor Area") as of the Commencement Date or the first day of the calendar year in which such taxes are due and payable as Landlord may from time to time in its sole discretion elect.

     Payment by Tenant. Tenant's proportionate share of Real Estate Taxes shall be paid in monthly installments commencing with the Commencement Date, in amounts initially estimated by the Landlord. Each such installment shall be due on the first day of each full or partial calendar month during the Lease Term. Such monthly installments shall increase or decrease upon notice to Tenant from Landlord given after the actual or anticipated amount of Real Estate Taxes due, payable or paid in a particular calendar year during the Lease term shall be computed by Landlord. Any excess of Real Estate Taxes paid in a particular calendar year over the actual amount Tenant is obligated to pay shall be refunded by Landlord to Tenant, and within twenty (20) days after written notice from Landlord any deficiency owed by Tenant shall be paid by Tenant to Landlord. Tenant's estimated share of Real Estate Taxes for the first year is based on 100% of tax bill for 10305 102nd Terrace.

     Other Taxes. Any governmental tax or charge (other than income tax) levied, assessed, or imposed on account of the payment by Tenant or receipt by Landlord, or based in whole or in part upon the rents in this Lease reserved, or upon the Premises or the value thereof, including Sales Tax shall be paid when due by Tenant.

Section 4.5 Additional Rent

     Tenant will pay Landlord, in addition to all other amounts provided in the Lease, a portion of Landlord's Common Area Costs in proportion to the rentable floor area of the Premises, which Tenant occupies hereunder at the first of each calendar year.

     All amounts required or provided to be paid by Tenant under this Lease shall be deemed additional rent hereunder and the failure to pay the sums are to be treated in all events as the failure to pay rent under this Lease, and shall entitle Landlord to exercise any rights or remedies provided by law or in this Lease.

Section 4.6 Payment by Landlord

     If Landlord, in its sole discretion, pays any monies or incurs any expense to correct a default under this Lease by Tenant or to do anything in this Lease required to be done by Tenant, all amounts so paid or incurred shall, on notice to Tenant, be considered additional rent payable by Tenant with the first Minimum Monthly Rent installment thereafter becoming due and payable together with interest thereon at the Stipulated Rate, and may be collected as by law provided in the case of rent.

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                                    Article V
                     Parking and Common Use Area Facilities

Section 5.1 Common Areas Refer to Exhibit B for detailed description of Common Areas, Items of Landlord Responsibility and Tenant Responsibility.

     All parking areas, access roads and facilities furnished, made available or maintained by Landlord in or near the Building, including employee parking areas, truck way, driveways, loading docks and areas, stations, elevators, escalators, pedestrian sidewalks, malls courts and ramps, landscaped areas, retaining walls, stairways, bus stops, first-aid and comfort stations, lighting facilities, roofs, air conditioning unit, and other areas and improvements provided by Landlord for the general use in common of tenants and their customers (all herein called "Common Areas") shall at all times be subject to the exclusive control and management of the Landlord.

     Landlord shall have the right from time to time to: (a) change sizes, locations, shapes and arrangement of parking areas and other Common Areas; provided, however, that the size of the paved parking areas on Landlord's Tract shall not be substantially reduced unless other parking areas are provided; (b) restrict parking employees to designated areas; construct surface, sub-surface or elevated parking areas and facilities; (c) establish and from time to time change the level or grade of parking surfaces; and (d) to do and perform such other acts in and to said areas and improvement as Landlord in its sole discretion, reasonably applied, deems advisable for the use thereof by tenants of the Building and their customers.

Section 5.2 Uses of Common Areas

     Tenant and its business invitees, employees and customers shall have the nonexclusive right, in common with Landlord and all others to whom Landlord has granted or hereafter grants rights, to use the Common Areas subject to such regulations as Landlord may from time to time impose and the rights of Landlord as set forth above. Tenant authorizes Landlord, for cause, to tow any car of Tenant, and concessionaires, employees and agents of Tenant from the Building and Tenant shall reimburse Landlord for the cost thereof upon demand, and shall otherwise indemnify and hold Landlord harmless with respect thereto. Tenant shall abide by all rules and regulations as Landlord may from time to time in its sole discretion impose with respect to the use of Common Areas, and cause its concessionaires, officers, employees, agents, customers and invites to abide thereby. Landlord may at any time close temporarily any Common Area to make repairs or changes, prevent the acquisition of public rights therein, discourage noncustomer parking or for other reasonable purposes. Tenant shall not interfere with Landlord's or other tenant's rights to use any part of the Common Areas.

                                   Article VI
                              Cost and Maintenance

Section 6.1 Expenses of Operating and Maintaining the Common Facilities
Landlord will operate, maintain and repair the Common Areas of the Building. "Landlord's Common Areas Costs" shall mean all costs incurred by Landlord in connection with operating and maintaining the Common Areas in a manner deemed by Landlord appropriate for the best interests of tenants and other occupants in the Building. Included among the costs and expenses which constitute Landlord's Common Area Costs, but not limited thereto, shall be all costs and expenses (including appropriate reserves) of protecting, operating, repairing, repaving, lighting, cleaning, painting, striping, insuring (including but not limited to fire and extended coverage insurance, insurance against liability for personal injury death and property damage and workmen's compensation insurance and including insurance maintained pursuant to Section 11.s of the Lease, removing debris, improving or remodeling Common Areas, police protection, security and security patrol, fire protection, regulating traffic, inspecting, repairing and maintaining of machinery and equipment used in the operation of the Common Areas, including heating, ventilating and air conditioning machinery and equipment, any necessary repairs to the roof, cost and expense of installing maintaining and repairing burglar or fire alarm systems on Landlord's Tract, if installed, cost and expense of landscaping and shrubbery, expense of utilities.

Section 6.2 Tenant to Bear Pro Rata Share of Expenses

     Tenant will pay Landlord, in addition to all other amounts provided in the Lease, a portion of Landlord's Common Area Costs in proportion to the rentable floor area of the Premises, which Tenant occupies hereunder at the

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first of each calendar year.

     Tenant's share of Landlord's Common Area Costs shall be paid in monthly installments in amounts estimated from time to time by Landlord. Each such installment is due on the first day of each month. Within sixty (60) days after the end of each calendar year, the total of Landlord's Common Area Costs for such year shall be determined by Landlord, and Tenant's share paid for such period shall be immediately adjusted by refund to Tenant by Landlord of any excess or payment to Landlord by Tenant of any deficiency. Landlord's records of Landlord's Common Area Costs for a period shall be available for inspection by Tenant for six months after Landlord notifies Tenant of Tenant's share of Landlord's Common Area Costs. Tenant's estimated share of Landlord's Common Area Costs for the First Lease Year is based on 100% of actual expense for all common area.

                                   Article VII
                             Utilities and Services

Section 7.1 Utilities

     Tenant will not install any equipment which can exceed the capacity of any utility facilities, and if any equipment installed by Tenant requires additional utility facilities the same shall be installed at Tenant's expense in compliance with all applicable code requirements and plans and specifications which must be approved in writing by Landlord.

     Tenant shall be solely responsible for and promptly pay all charges for use or consumption or sewer, gas, electricity, water and all other utility services. Landlord shall have the right, but not the obligation, to furnish, and in such event Tenant shall purchase from Landlord, any such utility services as Landlord desires. Tenant shall pay for the installation of such meters and other measuring devices for said services as Landlord may in its sole discretion require. If Landlord elects to supply any such utility services, Tenant shall purchase and pay for the same, as additional rent, at the same rate as would be charged to Tenant by the utility company which otherwise would furnish such services to the Premises if it provided such services and metered the same directly to the Premises.

                                  Article VIII
                          Conduct of Business by Tenant

Section 8.1 Conduct of Business

     Tenant's business shall be conducted in Tenant's own name or under the name, eMerge and under no other name without the prior written consent of Landlord.

Section 8.2 Operation by Tenant

     Tenant covenants and agrees that it will: not place or maintain any merchandise, vending machines or other articles in any vestibule or entry of the Premises or outside the Premises; frequently and regularly remove garbage, trash, rubbish and other refuse and keep the same in rat-proof containers inside the Premises, not permit any sound system audible, or objectionable advertising medium visible, outside the Premises; keep all mechanical equipment free of vibration and noise and in good working order and condition; nor commit or permit waste or nuisance upon the Premises; not solicit business in the Common Areas nor distribute advertising matter to, in or upon any Common Area; not permit the loading or unloading or the parking or standing of delivery vehicles outside any area designated therefore, nor permit any use of vehicles which will interfere with the use of any Common Area in the Building, comply with all laws, recommendations, ordinances, rules and regulations of governmental, public and other authorities and agencies, including those with authority over insurance rates, with respect to the use or occupancy of the Premises, light the show windows of the Premises and all signs each night of the year for not less than one hour after the Premises are permitted to be closed; not permit any noxious odor, toxic or corrosive fuel or gas, dust, dirt or fly ash on the Premises; not place a load on any floor in the Center which exceeds its per square foot designed capacity without prior written approval of Landlord.

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Section 8.3  Painting, Decorating, Display, Alterations

     Tenant will not paint, decorate or change the architectural treatment of any part of the exterior of the Premises, nor make any structural alterations, additions or changes in the Premises without Landlord's prior written approval.

Section 8.4 Sales and Dignified Use

     No public or private auction of any fire, "going out of business", bankruptcy, liquidation or similar sales or auctions shall be conducted in or from the Premises without Landlord's prior written consent, and the Premises shall not be used except in a dignified and ethical manner consistent with the highest standards and not in a disreputable or immoral manner or in violation of the national, state or local laws. Without limiting the generality of the foregoing, Tenant shall not operate or use the Premises as a discount house, surplus store, bargain store, or similar use.

                                   Article IX
                          Maintenance of Lease Premises

Section 9.1 Maintenance by Landlord

     Landlord shall keep or cause to be kept the foundations, roof and structural portions of the walls of the Premises in good order, repair and condition except for damage due to the acts or omissions of the Tenant, its employees or invitees, and except as provided in Section 9.2. Landlord shall begin repairs it is required to do hereunder as soon as reasonably practicable after receiving written notice from Tenant thereof. This paragraph shall not apply in case of damage or destruction by fire or other casualty or condemnation or eminent domain, in which event Articles XV and XVI of this -Lease shall control the obligations of Landlord. Except as provided in this Section 9.1, the Landlord shall not be responsible for any personal property upon the Premises, or to any equipment, merchandise, stock in trade facilities or fixtures therein, all of which shall be Tenant's responsibility.

Section 9.2 Maintenance by Tenant and Landlord

     Tenant acknowledges that it has received the Premises in good order and repair except for the pre-existing areas which the Landlord has been previously notified of in writing and as outlined in Exhibit A. Tenant shall at all times keep the Premises (including all entrance and vestibules) and all portions, windows and window frames and moldings, glass (including plate glass), doors, door frames, door openers, fixtures, equipment and appurtenances thereof (including lighting, heating, electrical, plumbing, ventilating and air conditioning fixtures and systems and other mechanical equipment whether inside or outside the Premises), and all parts of the Premises not required herein to be maintained by Landlord, in good order, condition and repair, and clean, sanitary and safe (including but not limited to doing such things as are necessary to cause the Premises to comply with applicable laws, ordinances, rules, regulations and orders of governmental and public bodies and agencies, such as but not limited to rules of OSHA). If replacement of equipment, fixtures and appurtenances thereto are necessary, Tenant shall replace them with the same quality, and repair all damages done by such replacement. All repairs and improvements made by Tenant pursuant to this Section 9.2 shall be done in good and workmanlike fashion, and Landlord may in its sole discretion select and/or approve all workmen, contractors and servicemen working in or about the Premises. If Landlord fails to perform its obligation hereunder, Tenant without notice may, but shall not be obligated to perform Landlord's obligations.

Section 9.3 Surrender of Premises

      At the expiration or other termination of the tenancy hereby created, Tenant shall surrender the Premises in the same condition as they were on the Commencement Date, reasonable wear and tear excepted, broom clean, with all rubbish removed, and deliver all keys for, and all combinations on locks, safes and vaults in the Premises to Landlord at Landlord's Notice Address.

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                                    Article X
                 Signs, Awnings, Canopies, Fixtures, Alterations

Section 10.1 Fixtures

     All fixtures installed by Tenant on or about the Premises shall be new or completely reconditioned and shall be installed in good and workmanlike fashion.

Section 10.2 Removal and Restoration by Tenant

     All alterations, changes and improvements, including leasehold improvements made by Tenant or made by Landlord on Tenant's behalf, whether part of Tenant's Work or not and whether or not paid for wholly or in part by Landlord shall remain Tenant's property for the Lease Term. Any alterations, changes, additions and improvements shall immediately upon the termination of this Lease become Landlord's property, shall be considered part of the Premises, and not be removed at or prior to the end of the Lease Term without Landlord's written consent unless Landlord requests Tenant to remove same. If Tenant fails to remove any shelving, decoration, equipment, trade fixtures and personal property from the Premises prior to the expiration or other termination of the Lease Term, they shall become Landlord's property and Tenant shall repair or pay for the repair of any damage done to the Premises resulting from removing same.

Section 10.3 Liens and Encumbrances: Contractors

     Tenant shall promptly pay all contractors and suppliers, and shall not permit or suffer any lien or encumbrance of any kind to attach to the Premises or any part thereof in connection with Tenant's Work, and shall indemnify and hold harmless Landlord against the same. Landlord shall have the right to require Tenant to furnish a bond or other indemnity satisfactory to Landlord prior to the commencement of any work by Tenant on the Premises, or if any lien attaches or is claimed, to require such bond or indemnity in addition to all other remedies of Landlord under this Lease. Tenant agrees that it will not use any contractors, workmen or materials which might create labor conflicts or disputes with other contractors or workmen engaged by Tenant or Landlord or other tenants of the Building or the Premises.

Section 1.0.4 Signs, Awnings and Canopies

     Except as otherwise expressly provided in this Lease, Tenant will not place or permit on any exterior door or window or any wall of the Premises or otherwise, any sign, awning, canopy, advertising matter, decoration, lettering or other thing of any kind without Landlord's prior consent. The Landlord consents to the Tenant's business name to appear on the plate glass and front door.

                                   Article XI
                                    Insurance

Section 11.1 By Landlord

     Landlord shall carry public liability insurance on the Common Area of Landlord's Tract providing coverage of not less than $500,000 against liability for injury to or death of any one person and $1,000,000 for any one occurrence and $100,000 property damage insurance, or single limit insurance in the amount of $1,000,000. Landlord shall also carry insurance for fire, extended coverage, vandalism, malicious mischief and other endorsements deemed advisable by Landlord, insuring the improvements on Landlord's Tract constructed by Landlord, including the Premises and all appurtenances thereto (excluding Tenant's leasehold improvements, merchandise, trade fixtures, furnishings, equipment, personal property and plate glass) for the full insurance value thereof~ with such deductibles as Landlord deems advisable.

Section 11.2 By Tenants -- Verifying amount eMerge holds on current policies

     Tenant agrees to carry (a) public liability insurance on the Premises during the term hereof, with terms and

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companies satisfactory to Landlord, for limits of not less than $500,000 for injury to or death of any one person, $1,000,000 for any one occurrence, $300,000 property damage insurance, and (b) contractual liability coverage recognizing this Lease, and providing the Landlord and Tenant shall be given a minimum of ten (10) days written notice by the insurance company prior to cancellation termination or change in such insurance, (c) insurance against fire and such other risks as are included in standard Extended Coverage insurance for the full insurable value, covering all of Tenant's leasehold improvements, merchandise, trade fixtures, furnishings, wall covering, floor covering, carpeting, drapes, equipment and all items of personal property of Tenant, including plate glass, located on or within the Premises, (d) worker's compensation insurance to the extent required by the law of the State of Florida and to the extent necessary to protect Landlord and the Premises against workmen's compensation claims; (e) explosion insurance in respect of any boilers or similar apparatus located on the premises in the minimum amount of $250,000; and (f) such other insurance, in such amounts and against such risks, as is commonly obtained in the case of property similar in use to the Premises and located in the state in which the Premises are located. Tenant shall provide Landlord with copies of the policies or certificates evidencing that such insurance is in full force and effect and stating the terms thereof.

     Without limiting the foregoing, all insurance required to be maintained by Tenant pursuant to the Section 11.2 shall cover Tenant, Landlord, Landlord's Agent, Coldwell Banker Ed Schlitt, L.C., and the beneficiaries and agents, and employees thereof. Tenant shall furnish Landlord with certificates evidencing the same. The minimum limits of the comprehensive general liability policy of insurance shall in no way limit or diminish Tenant's liability under Section
11.6 and shall be subject to increase at any time after the commencement of the fifth year of the term hereof if Landlord in the exercise of its reasonable judgment shall deem it necessary for adequate protection. Within thirty (30) days after informed of the increased limits by Landlord, Tenant shall furnish Landlord with evidence that such demand has been fulfilled.

Section 11.3 Mutual Waiver of Subrogation Rights

     Landlord and Tenant, and all parties claiming under them, mutually release and discharge each other from all claims and liabilities arising from or caused by any casualty or hazard covered or required hereunder to be covered in whole or in part by insurance on the Premises or in connection with property on or activities conducted on the Premises, and waive any right of subrogation which might otherwise exist in or accrue to any person in any case where the effect is to invalidate or increase the cost of such insurance coverage (provided, that in the case of increased cost, the other party shall have the right, within thirty
(30) days following written notice, to pay such increased cost, thereby keeping such release and waiver in full force and effect).

Section 11.4 Waiver

     Landlord, its agents and employees, shall not be liable for and Tenant waives all claims for damages including but not limited to consequential damages, to person, property, or otherwise, sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon any part of the Building including, but not limited to claims for damage resulting from (a) any equipment or appurtenances becoming out of repair; (b) Landlord's failure to keep any part of the Building in repair; (c) injury done or caused by wind, water, or other natural element; (d) any defect on or failure of plumbing, heating, or air conditioning equipment, electric wiring, or installation thereof, gas water, and steam pipes, stairs, porches railings or walks; (e) broken glass; (f) the backing up of any sewer pipe or washstand, water closet, waste pipe, drain or other pipe or tank in, upon or about the Building or Premises; (h) the escape of steam or hot water; (i) water, ice upon the Premises or on the Building; (j) the falling of any fixture, plaster or stucco; (k) damage to or loss by theft or otherwise of property of Tenant or others; (1) acts or omissions of persons in the Premises, other tenants in the Building, occupants of nearby properties, or any other persons; and (m) any act of omission of owners of adjacent or contiguous property, or of Landlord, its agents or employees. All property of Tenant kept in the Premises shall be kept at Tenant's risk only and Tenant shall save Landlord harmless from claims arising out of damage to the same, including subrogation claims by Tenant's insurance carrier.

Section 11.5 Insurance - Tenant's Operations

     Tenant will not do or suffer to be done anything that will contravene Landlord's insurance policies or prevent Landlord from procuring such policies in amounts and companies selected by Landlord. If anything done,

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omitted to be done or suffered to be done by Tenant, upon or about the Premises shall cause the rates of any insurance effected or carried by Landlord on the Premises or other property to be increased beyond the regular rate applicable to the Premises for use for the purpose permitted under this Lease, or such other Property for the use made thereof, Tenant will pay the amount of such increase promptly upon Landlord's demand and Landlord shall have the right to correct any such condition at Tenant's expense. In the event that this Lease so permits and Tenant engages in the use, sale or storage of inflammable or combustible material, Tenant shall install chemical-extinguishing devices approved by the Fire Insurance Rating Organization and shall keep such devices under service as required by such organization. If gas is used in the Premises, Tenant shall install appropriate gas cut-off devices (manual and automatic).

Section 11.6 Indemnification

     Tenant shall 8indemnify and save harmless Landlord, Landlord's beneficiaries and agents and employees of beneficiaries against any and all liability, liens, claims, demands, expenses, fees, costs, fines, penalties, suits, proceedings, action and causes of action of any kind arising out of or in any way connected with this Lease or Tenants use, occupancy, management or control of the Premises.

                                   Article XII
                   Offset Statement, Attornment, Subordination

Section 12.1 Offset Statement

     Within ten (10) days after Landlord's request Tenant shall deliver, in recordable form, an executed declaration to any person designated by Landlord
(1) ratifying this Lease; (b) stating the Commencement Date and termination date; and (c) certifying; (i) that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended (except by such writings as shall be stated therein); (ii) that all conditions under this Lease to be performed by Landlord have been satisfied (stating exceptions, if any);
(iii) no defenses or offsets against the enforcement of this Lease by Landlord exist (or stating those claimed); (iv) advance rent, if any, paid by Tenant; (v) the date to which rent has been paid; (vi) the amount of default deposit which is deposited with Landlord, and such other information with respect to such default deposit, and such other information as Landlord reasonably requires. Persons receiving such statements shall be entitled to rely thereupon.

Section 12.2 Attornment

     Tenant shall, in the event of a sale or assignment of Landlord's interest in the Premises or the Building, or if the Premises or Building comes into the hands of a mortgagee, ground lessor, or any other person, whether because of a mortgage foreclosure, termination of the ground lease, or otherwise attorn to the purchase or such mortgagee or other person and recognize the same as Landlord. Tenant shall execute, at request, any attornment agreement required by any mortgagee, ground lessor, or other such person to be executed, containing such provisions as such person requires.

Section 12.3 Subordination

     A. Mortgage. Upon Landlord's request, Tenant shall subordinate its rights hereunder to the liens of any mortgages or any lien resulting from any method of financing or refinancing (hereinafter collectively referred to as "mortgage") now or hereafter existing against all or a part of Landlord's Tract and to all renewals, modifications, replacements, consolidations and extension thereof, and shall execute and deliver all documents requested by a mortgagee or security holder to effect such subordination.

     B. Easements. This Lease is and shall be subject and subordinate to any and all easement agreements which may be or have been entered into or granted to any persons, whether such persons are located within or upon the Premises or not. Tenant shall execute such instruments as Landlord requests to evidence such subordination.

Section 12.4 Failure to Execute Instruments

     Tenant's failure to execute instruments or certificates provided in this
Article XII within fifteen (15) days after the mailing by Landlord of a written request shall constitute a default under this Lease.

                                  Article XIII
                     Assignment, Subletting and Concessions

Section 13.1 Consent Required

     This Lease may not be assigned in whole or in part, nor may any space, whether all or any part of the premises, be sublet without the written consent of the Landlord. Such consent shall not be unreasonably withheld provided the use of the premises remains the same, and the party receiving such assignment or sublet has the same fmancial standing as the Tenant and the same experience as the Tenant as it relates to the operation of the type of business being operated by the Tenant. Consent by Landlord to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting. Tenant retains the full right to sublease any portion of the property during the term of the lease.

                                   Article XIV
                            Intentionally Left Blank

                                   Article XV
                                 Default Deposit

Section 15.2 Default Deposit

     Landlord hereby acknowledges receipt from Tenant of the sum of $88,999.62 to be held by Landlord as security, without interest, for the payment of all rent and other sums of money which shall or may be payable for the full stated term of this Lease and any extension or renewal thereof, for the faithful performance by Tenant of all other covenants and agreements made on its part in this Lease, as security for damage caused to the Premises. Tenant shall have no right to require Landlord to indemnify Tenant with said sum of money or any part thereof with respect to any particular violation or default of Tenant. The appropriation of said sum of money or part thereof for any such default or violation shall be at all times discretionary with Landlord. Deposit shall be returned in full to Tenant at end of lease, or extension thereof, provided all obligations of Tenant are fulfilled.

                                   Article XVI
                             Damage and Destruction

Section 16.2 Damage to Premises

     If the Premises are hereafter damaged or destroyed or rendered partially untenantable for their customary use by fire or other casualty, Landlord shall apply any insurance proceeds, or, in its sole discretion, cause Tenant to apply the proceeds of insurance described in Article XI of this Lease to promptly repair the same to substantially the same condition which they were in immediately prior to the happening of such casualty, including all floor coverings, wall coverings, drapes and equipment required by this Lease to be insured by the Tenant.

     From the date of such casualty until the Premises are so repaired and restore& unless delayed by action of the Tenant, the Minimum Monthly Rent payments payable hereunder shall abate for the Tenant in proportion to the part of Premises occupied by the Tenant destroyed or rendered untenantable.

     The Landlord shall not be obligated to repair and restore the Premises if such casualty is caused directly or indirectly by the negligence or intentional act of Tenant, its agents, and employees, and the Landlord shall not be required to expend for such repair or restoration any amount in excess of the insurance proceeds recovered as a result of such damage. However, if the Premises be damaged, destroyed, or rendered untenantable for their accustomed uses to the extent of more than 50% of the cost to replace or restore the entire Premises during or after the last five years of the original term of this Lease, then Landlord shall have the right to terminate this Lease effective as of the date of such casualty by giving to Tenant, within 60 days after the happening of such casualty, written notice of, such termination. If such notice is not given and Landlord is required or elects to repair or restore the Premises as herein provided, then Tenant shall promptly repair or replace its~ leasehold improvements, stock in trade, fixtures, furnishings, furniture, carpeting, wall coverings, floor coverings, drapes and equipment to the same condition as they were in immediately prior to the casualty, and if Tenant has closed its business, Tenant shall promptly reopen for business upon the completion of such repairs. Tenant shall reimburse Landlord for any cost incurred by Landlord in connection with any casualty to the Premises, which are not otherwise covered by the insurance described in Article XI of this Lease.

                                  Article XVII
                                 Eminent Domain

Section 17.1 Condemnation

     If 10% or more of the Premises shall be acquired or condemned by right of eminent domain for any public or quasi public use or purpose, then Landlord at its election may within 120 days after possession of such portions of the Premises is denied to Tenant, Landlord or other Tenants, terminate this lease by giving notice to Tenant of such election, in which event rentals shall be apportioned and adjusted as of the date of such termination. If this Lease is not be terminated by the Landlord, then this Lease shall continue in full force and effect, and Landlord shall, within reasonable time after possession is physically taken, repair or rebuild what remains of the Premises for Tenant's occupancy. The Minimum Annual Rent shall be abated for the Tenant, in proportion to the number of square feet taken, until replacement or repair of the space is completed, or if not replaced, for the balance of the Lease Term.

Section 17.2 Damages

     Except as provided below, Landlord reserves, and Tenant hereby assigns to Landlord, all rights to damages on account of any taking or condemnation or any act of any public or quasi public authority for which damages are payable, Tenant shall execute such instruments of assignment as Landlord requires, shall join with Landlord and shall turn over to Landlord any damages recovered in any proceeding. If Tenant fails to execute instruments required by Landlord, or to undertake such other steps as requested, Landlord shall be deemed the duly authorized irrevocable agent and attorney in fact of Tenant to execute such instruments and undertake such steps on behalf of Tenant. Landlord does not reserve any damages payable for trade fixtures installed by Tenant at its own cost, which are not part of the realty.

                                  Article XVIII
                                Default by Tenant

Section 18.1 Right to Re-enter

     The following shall be considered for all purposes to be defaults under and breaches of this Lease; (a) Tenant shall fail to pay any rent or other amount when due; (b) Tenant shall fail to perform or observe any of the terms, provisions, conditions, and covenants of this Lease for more than ten days after written notice of such failure; (c) Landlord shall determine that Tenant has submitted any false report or made false statement required to be furnished hereunder; (d) Tenant shall become bankrupt or insolvent or reorganization or arrangement for the benefit of creditors or an order for relief is entered in respect of Tenant, or Tenant shall generally not pay its debts, as such debts become due; (e) Tenant shall abandon or vacate or fail to do business in the Premises for ten (10) continuous days, or (f) this Lease or Tenant's interest herein or in the Premises or any improvements thereon or any property of Tenant are executed upon or attached; (g) the Premises come into the hands of any person other than such persons expressly permitted under this notice (the same being hereby waived by Tenant). Landlord, in addition to all other rights or remedies it may have, shall have the right upon default to terminate this Lease by giving notice to Tenant stating the date upon which such termination shall be effective, and shall have the right, either before or after any such termination, to re-enter and take possession of the Premises, , in each case without notice or resort to legal process and without being deemed guilty of trespass or becoming liable for any loss or damage occasioned thereby.

     If rentals received from such reletting during any month are less than that to be paid during that month by Tenant hereunder, Tenant shall immediately pay , anXXX such deficiency to Landlord. No re-entry or taking possession of the Premises by Landlord shall be construed as an election to terminate this Lease, unless Landlord gives a written notice of such termination.

                                   Article XIX
                               Default by Landlord

Section 19.01. Default Defined, Notice

Landlord shall, in no event, be charged with default in any of the obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days (or such additional time as is reasonably required to correct any such default and is mutually agreed upon by the parties) after written notice to Landlord by Tenant, specifically describing such failure.

Sectionl9.2 Notice to Mortgagee

If the holder of any mortgage covering the Premises shall have given written notice to Tenant of the address to which notices to such holder are to be sent, Tenant shall give such holder written notice simultaneously with any notice given to Landlord of any default of Landlord. If Landlord fails to cure any default asserted in said notice within the time provided above, Tenant shall notify such holder in writing of the failure to cure, and said holder shall have thirty (30) days after receipt of such second notice to cure such default before Tenant may take any action by reason of such default.

                                   Article XX
                                Tenant's Property

Section 20.1. Taxes on Leasehold

     Tenant shall be responsible for and shall pay before delinquent all municipal, county, federal or state taxes coming due during or after the term of this Lease against any leasehold interest of Tenant or personal property of any kind owned or placed in, upon or about the Premises by Tenant.

                                   Article XXI
                               Access by Landlord

Section 21.1. Right of Entry

     Landlord, its agents and employees, shall have the right to enter the Premises from time to time, at reasonable times and after reasonable notice to Tenant, in order to examine the same, to show the same to prospective purchasers, lessees and other persons, to make such reasonable repairs, alterations, improvements or additions as Landlord deems desirable and to display customary "for rent" or "for sale" signs on the Premises. Rent shall in no way abate while any such repairs, alterations, improvements, or additions are being made. During the last six (6) months of the Lease Term, Landlord may exhibit the Premises to prospective tenants and maintain upon the Premises notices deemed advisable by Landlord. In addition, during any apparent emergency, Landlord `or its agents may enter the Premises forcibly without liability therefore and without in any manner affecting Tenant's obligations under this Lease. Nothing herein contained, however, shall be deemed to impose upon Landlord any obligation, responsibility or liability whatsoever, for any care, maintenance or repair except as otherwise herein expressly provided.

                                  Article XXII
                            Holding-Over, Successors

Section 22.1. Holding-Over

     If Tenant holds over or occupies the Premises beyond the Lease Term (it being agreed that there shall be no permitted holding over or occupancy without Landlord's prior written consent), Tenant shall pay Landlord, for each day of such holding over a sum equal to the greater of (a) twice the Minimum Monthly Rent prorated for the number of days of such holding over, or (b) of days of such holding over, plus a prorated portion of all other amounts which Tenant would have been required to pay hereunder had this Lease been in effect. In the event of such month-to-month, all other terms and provisions of this Lease shall be applicable to such period.

Section 22.2 Successors

     All rights and liabilities of the respective parties hereto shall bind and inure to the several respective heirs, successors, administrators, executors and assigns of the parties and if Tenant is more than one person they shall be bound jointly and severally by the Lease. No rights, however, shall inure to the benefit of any assignee of Tenant unless Landlord approved the assignment in writing as provided in Section 13.1 hereof.

                                  Article XXIII
                                 Quiet Enjoyment

Section 23.1 Landlord's Covenant

     If Tenant pays the rents and other amounts herein provided and observes and performs all the covenants, terms and conditions contained in this Lease, Tenant shall be entitled to peaceably and quietly hold and enjoy the Premises for the Lease Term without interruption by Landlord or any person or persons claiming by, through or under Landlord, subject, nevertheless, to the terms and conditions of this Lease.

                                  Article XXIV
                                  Miscellaneous

Section 24.1. Waiver

     No waiver by Landlord or Tenant of any breach of any term, covenant or condition hereof shall be deemed a waiver of the same or any subsequent breach of the same or any other term, covenant or condition. Tenant shall not deem the acceptance of rent by landlord a waiver of any earlier breach of any term, covenant or condition, regardless of Landlord's knowledge of such breach when such rent is accepted. No covenant, term or condition of this Lease or right of Landlord hereunder shall be deemed waived by Landlord or Tenant unless waived in writing.

Section 24.2. Accord and Satisfaction

     Landlord is entitled to accept, receive and cash or deposit any payment made by Tenant for any reason or purpose or in any amount whatsoever, and apply the same at Landlord's option to any obligation of Tenant and the same shall not constitute payment of any amount owed except that to which Landlord has applied the same. No endorsement or statement on any check or letter of Tenant shall be deemed an accord and satisfaction or otherwise recognized for any purpose whatsoever. The acceptance of any such check or payment shall be without prejudice to landlord's right to recover any and all amount owed by Tenant hereunder and landlord's right to pursue any other available remedy.

Section 24.3 Entire Agreement

     There are no representations, covenants, warranties, promises, agreements, conditions or undertakings, oral or written, between Landlord and Tenant other than herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless in writing and signed by them.

Section 24.5. Force Majeure

     Landlord and Tenant shall be excused for the period of any delay in the performance of any obligations hereunder when prevented from so doing by cause or causes beyond Landlord or Tenant's control which shall include, without limitation, all labor disputes, civil commotions, war, warlike operations, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, fire or other casualty, inability to obtain materials (said liability not caused by Tenant or the Landlord), or through acts of God.

Section 24.6. Submission of Lease

     Submission of this Lease to Tenant does not constitute an offer to lease. This Lease shall become effective only upon execution and delivery by Landlord and Tenant. Upon execution of this Lease by Tenant, Landlord is granted an irrevocable option for thirty (30) days to execute this Lease within said period and thereafter return a fully executed copy to Tenant. The effective date of this Lease shall be the date filled in on Page 1 hereof by Landlord, which date shall be the date of execution by the last of the parties to execute this Lease.

Section 24.7. Notices

     All notices from Tenant to Landlord required or permitted by any provisions of this agreement shall be directed to Landlord as follows:

     XL Realty, Inc
     10315 102/nd/ Terrace
     Sebastian, FL 32958

     To the Attention of:  Manager
                           Property Management Department

All notices from Landlord to Tenant required or permitted hereunder shall be directed as follows:

eMerge Interactive, Inc.
Tenant
10305 102/nd/ Terrace

Address

Sebastian FL 32958
City, State                                              Zip Code


     All notices to be given by either party shall be written and sent by registered or certified mail, return receipt requested, postage paid, addressed to the party intended to be notified at the address set forth above or the same may be hand delivered to the other party and, if to the Tenant, at the premises hereby remised. Landlord may deliver rent default notices to Tenant at the Premises.

     Payments required of Tenant to Landlord shall be made payable to XL Realty.

Section 24.8. Captions and Section Numbers

     This Lease shall be construed without reference to titles of Articles and Sections, which are inserted only for convenience of reference.

Section 24.9. Number and Gender

     The use herein of a singular term shall include the plural and use of the masculine, feminine or neuter genders shall include all others.

Section 24.10. Broker's Commission

     Each party hereto hereby represents and warrants that it has caused or incurred no claims for brokerage commissions or finder's fees in connection with the execution of the Lease, and each party shall indemnify and hold the other harmless against and from all liabilities arising from any such claims caused or incurred by it, including, without limitation, the cost of attorney's fees in connection therewith.

Section 24.11. Partial Invalidity

     If any provision of the Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease shall not be affected and shall be valid and enforceable to the fullest extent permitted by law.

Section 24.12. Recording

     The Tenant or anyone acting on behalf of the Tenant may not record this lease or any memorandum thereof. The recordation of this lease or any memorandum thereof by the Tenant or anyone acting on behalf of the Tenant shall be null and void and shall not constitute notice to third parties, unless said recordation is consented to in writing by the Landlord.

Section 24.13. Applicable Law

     This Lease shall be construed under the Laws of the State of Florida.

Section 24.14. Mortgagee's Approval

     If any mortgagee of the Building requires any modification of the terms and provisions of this Lease as a condition to such financing as Landlord may desire, then landlord shall have the right to cancel this lease if Tenant fails or refuses to approve and execute such modification(s) within thirty (30) days after requested by Landlord. Upon such cancellation by Landlord, this Lease shall be null and void and neither party shall have any liability either for damages or otherwise to the other by reason of such cancellation. In no event, however, shall Tenant be required to agree, and Landlord shall not have any right of cancellation for Tenant's refusal to agree, to any modification of the provisions of this Lease relating to: the amount of rent or other charges; the size and/or location of the Premises (except as otherwise provided herein); the duration and/or commencement date of the Term hereof.

Section 24.15. Joint and Several Liability

     If Tenant is a partnership or other business organization, the members of which are subject to personal liability, the liability of each such member shall be deemed to be joint and several.

Section 24.16. No Discrimination

     It is intended that the Building be developed so that all prospective Tenants thereof, and all customers, employees, licensees and invites of all Tenants shall have the opportunity to obtain all the goods, services, accommodations, advantages, facilities and privileges of the Center without discrimination because of race, creed, color, sex, sexual orientation, national original or ancestry. To that end, Tenant will not discriminate in the conduct and operation of its business in the Premises against any person or group of persons because of the race, creed, color, sex, sexual orientation, national origin or ancestry of such person or group of persons.

Section 24.17. Attorney Fees and Collection Charges

     If any dispute under this Lease shall result in suit or arbitration, including any Court-ordered arbitration, the prevailing party shall be entitled to receive its reasonable attorney fees and costs in regard thereto, as a part of the amount of any judgment or settlement agreement. Landlord shall also be entitled to its reasonable attorney fees and costs in regard to any notice which it provides to Tenant pursuant to this Lease or any law or rule which requires the same as a result of the non-compliance by Tenant with the provisions hereof. Should Landlord become or be made a party to any action otherwise brought by or against Tenant in connection with or as a result of this Lease or the occupancy of the Premises demised to Tenant hereunder, then all costs and expenses including reasonable attorney fees incurred by Landlord shall be reimbursed to Landlord by Tenant.

Section 24.18. Monthly Rent Summary

     As more particularly set forth in Sections 4.1, 4.4, 6.2, and 4.5, Tenant's Gross Minimum Monthly Rental as of commencement of this Lease (subject to future adjustments as described elsewhere herein) shall be as follows:

     Minimum Monthly Rent (Section 4.1)                        $29,666.54
     Sales Tax 7% (Section 4.5)                                $ 2,076.66
                                                               ----------

     Initial net Monthly Rent                                  $31,743.20


Plus 100% of all common area expenses

Section 24.19 Operating Rules and Regulations

     A copy of Landlord's Operating Rules and Regulations for the Building in which the Premises are situate is attached hereto and is incorporated herein. The Landlord reserves the absolute right to reasonably amend such Operating Rules and Regulations at any time during the term of this Lease, upon fifteen
(15) days prior notice to Tenant.

                                   Article XXV

                                    Radon Gas

Radon Gas - Notice to Prospective Purchaser/Tenant

Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit. Pursuant to #404.056(8), Florida Statutes.

                                   Article XXVI

                                Option to Extend

Section 26.1 Option to Extend

     In the event that the Lease Agreement is in full force and effect and Tenant is not in default hereunder, Landlord agrees that Tenant shall have and is hereby granted, an option to extend the term of this Lease for 2 additional period(s) of 1 year(s) each provided Tenant gives Landlord 90 days advance written notice subsequent to each option period.

     All terms, covenants, and provisions of this Lease shall continue in full force and effect and shall apply to each such extended term with the exception, however, that Tenant shall not have any further option to again extend the term of this Lease up~n the expiration of the extended term, if any.

     Each extended period shall begin immediately upon the expiration date of the term of this Lease or previous extension, if any.

                                  Article XXVII
                                    Addendum

                                    EXHIBIT A

The followings is a listing of building items that are in disrepair.

..    A/C unit number five is not operational. Unit had to be covered with a trap to prevent water leaks. (see photo 40SF)

..    Water leakage through A/C unit number five has caused damage to the interior hallway near the vault. (see photos 397F and 398F)

..    A/C unit number three is close to being condemned. It also leaks, into the receptionist area, when it rains. Unit need to be replaced! (see photo
     406F)

..    Missing tiles on patio. (see photos 401F and 402F)

..    Wood around plant boxes is rotten and needs to be replaced. (see photo
     403F)

..    Soil at edge of patio, near the pond, is eroding away. A section of patio has no soil beneath it. (see photo 409F)

..    The roof membrane is separating. This past summer, rain was able to get between the

..    membranes creating a ballooning effect.

..    Pepper trees are invading the property, especially along the south property line and around the pond. (see photo 400F)

..    There is a water leak through the soffit and on to the shipping/receiving dock. (see photo 399F)

                                    EXHIBIT B

COMMON AREAS (REPAIRING, MAINTAINING AND CLEANING)
..    ACCESS ROADS
..    TRUCK WAYS
..    DRIVEWAYS
..    MAIN ENTRANCE SIGN
..    LANDSCAPE AREAS
..    IRIGATION SYSTEM (ELECTRIC SUPPLIED FROM 10305 BUILDING)
..    COMMON WATER (WHICH I'M NOT AWARE THAT THERE IS ANY)
..    RETENTION PONDS AND FLOOD CONTROL DITCHES (INCLUDING PEST REMOVAL)
..    LIFT STATION
..    BRIDGE
..    RETAINING WALLS (NONE EXIST)
..    MALL COURTS AND RAMPS (NONE EXIST)
..    BUS STOPS (NONE EXISTS)
..    LIGHTING FACILITIES.(NONE EXISTS)
..    PEDESTRIAN SIDEWALKS (NONE EXIST)
..    REAL ESTATE TAXES

LANDLORD'S RESPONSIBILITY (REPAIRING, MAINTAINING AND CLEANING)
..    FOUNDATION
..    ROOF
..    STRUCTURAL WALLS (INTERIOR AND EXTERIOR
..    MAJOR REPAIRS -AIR CONDITIONING/VENTILATION/HEATING (for
     General Building -not Tenant installed)

..    MAJOR PLUMBING REPAIRS (NOT CAUSED BY TENANT)
..    MAJOR ELECTRICAL REPAIRS (NOT CAUSED BY TENANT)


TENANT'S RESPONSIBILTY
..    ELECTRICAL, WATER, SEWER, TELEPHONE, GARBAGE DISPOSAL
..    BUILDING PEST CONTROL
..    LOADING DOCKS AND LOADING DOCK AREAS
..    PARKING LOT
..    SECURITY, FIRE PROTECTION SYSTEM, BUGULAR ALARMS, VIDEO MONITORING
..    ENTRANCE/SIDEWALKS TO BUILDING
..    PARKING LOT LIGHTING
..    EXTRIOR BUILDING LIGHTING

     . MAINTAIN IN GOOD WORKING ORDER ENTRANCES, WINDOWS, DOORS, LIGHTING, HEATING, A/C, PLUMBING, FLOORS, INTERIOR.EXTERIOR WALLS, FIXTURES
     .    EQUIPMENT INSTALLED BY TENANT FOR TENANTS OPERATION
     .    CARPET CLEANING
     .    MINOR PAINTING
     . CLEANING AND MAINTAINING RESTROOMS, FLOORS AND GENERAL APPREARNCE OF INTERIOR

                           Acceptance

     Landlord and Tenant have signed and sealed this Lease, as witnessed below, in acceptance of all of its terms and conditions as of the date of the last signature below.

     /s/ Michael Christian                                /s/ Steven J. Grenfell
------------------------------------           ---------------------------------
Witness                                        XL Realty, Inc. "Landlord"

     /s/ Jessica Jensen                                   2/2/02
------------------------------------           ---------------------------------
Witness                                        Date


     /s/ Christine Smith                                  /s/ Reid Johnson
------------------------------------           ---------------------------------
Witness                                        eMerge Interactive, Inc. "Tenant"

     /s/ Juris Pagrabs                                    2/1/02
------------------------------------           ---------------------------------
Witness                                        Date